As Filed With The Securities And Exchange Commission On April 11, 2007
Registration No. 333-135478

United States
Securities and Exchange Commission
Washington, D.C. 20549

AMENDMENT NO. 2 to

FORM SB-2

Registration Statement Under The Securities Act Of 1933
________________

TECHNEST HOLDINGS, INC.
(Name of small business issuer in its charter)

Nevada	88-0357272
(State or other jurisdiction identification number)	(I.R.S. employer of incorporation or organization)

3829
(Primary Standard Industrial Classification Code Number)

One McKinley Square, Fifth Floor, Boston, MA 02109
(617) 722-9800
(Address and telephone number of principal executive offices)

276 Washington Street, P.O. Box 367, Boston, MA 02108
(Mailing Address)

Daniel Clevenger
Suzette R. O’Connor
One McKinley Square, Fifth Floor, Boston, MA 02109
(617) 722-9800
(Name, address and telephone number of agent for service)

Copies To:
David A. Broadwin, Esq.
Foley Hoag LLP
1000 Winter Street, Suite 4000
Waltham, Massachusetts 02451
(617) 832-1000
________________

Approximate Date Of Proposed Sale To The Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [__]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $.001 per share	2,577,320 (2)	$1.75	$4,510,310	$138.47 (3)

(1)
Pursuant to Rule 416(a), the number of shares of common stock being registered will be adjusted to include any additional shares which may be offered as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices of our common stock on March 12, 2007, as reported on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., which was $1.75.

(3)	The registrant previously paid a registration fee of $722.25.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment no. 2 to the Registration Statement on Form SB-2 of Technest Holdings, Inc. is being filed solely to file Exhibits 5.1 and 23.1 to such registration statement.

Part II

Information Not Required in Prospectus

Item 27.  Exhibits.

Exhibit No.	Description	Filed with this Amendment no. 2	Incorporated by reference
			Form	Filing Date	Exhibit No.

2.1	Securities Purchase Agreement by and among Technest Holdings, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC, dated February 14, 2005		8-K	February 15, 2005	2.1
2.2	Securities Purchase Agreement between Markland Technologies, Inc. and Technest Holdings, Inc., dated February 14, 2005		8-K	February 15, 2005	2.2
2.3	Agreement and Plan of Merger by and between Technest Holdings, Inc., MTECH Acquisition, Inc., Genex Technologies, Inc. and Jason Geng, dated February 14, 2005		8-K	February 15, 2005	2.3
2.4	2001 Stock Option Plan		DEF 14A	June 14, 2001	C
3.1	Restated Articles of Incorporation dated December 22, 1998		SB-2	February 26, 1999	3.1
3.2	Restated Articles of Incorporation of Registrant, dated as of December 14, 2000, as filed with the Secretary of State of the State of Nevada on March 2, 2001.		10-KSB	April 16, 2001	3.2
3.3	Certificate of Amendment to Articles of Incorporation		8-K	August 9, 2001	3.1

3.4	Amended and Restated By-Laws dated May 21, 2001.	DEF 14A	June 14, 2001	B
3.5	Bylaw Amendments	8-K	December 20, 2006	3.1
4.1	Form of Common Stock Certificate.	SB-2	February 26, 1999	4.1
4.2	Series A Convertible Preferred Stock Certificate of Designations, filed with the Secretary of State of Nevada on February 8, 2005.	8-K	February 14, 2005	4.1
4.3	Registration Rights Agreement between Markland Technologies, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC for Markland Common Stock, dated February 14, 2005.	8-K	February 15, 2005	4.1
4.4	Registration Rights Agreement between Technest Holdings, Inc. and Markland Technologies, Inc., dated February 14, 2005.	8-K	February 15, 2005	4.2
4.5	Registration Rights Agreement between Technest Holdings, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC for Technest Series C Preferred Stock and Warrants for Technest common stock, dated February 14, 2005.	8-K	February 15, 2005	4.3
4.6	Registration Rights Agreement between Technest Holdings, Inc. and Jason Geng for registration of Earnout Shares, dated February 14, 2005.	8-K	February 15, 2005	4.4

4.7	Registration Rights Agreement between Markland Technologies, Inc. and Jason Geng, dated February 14, 2005.	8-K	February 15, 2005	4.5
4.8	Form of Technest Common Stock Purchase Warrant.	8-K	February 15, 2005	4.6
4.9	Technest Series B Convertible Preferred Stock Certificate of Designations filed with the Secretary of State of Nevada on February 14, 2005.	8-K	February 15, 2005	4.7
4.10	Technest Series C Convertible Preferred Stock Certificate of Designations filed with the Secretary of State of Nevada on February 14, 2005.	8-K	February 15, 2005	4.8
4.11	Amendment No. 1 to the Registration Rights Agreement dated October 3, 2005 among Technest Holdings, Inc., Verdi Consulting, Inc., ipPartners, Inc., Southridge Partners LP and Southshore Capital Fund, Ltd., amending the Registration Rights Agreement dated February 14, 2005 among these parties.	8-K	October 7, 2005	4.2
4.12	Amendment No. 2 to Registration Rights Agreement dated February 27, 2006 among Technest Holdings, Inc., Verdi Consulting, Inc., ipPartners, Inc., Southridge Partners LP and Southshore Capital Fund, Ltd., amending the Registration Rights Agreement dated February 14, 2005 among these parties.	8-K	March 2, 2006	4.2
4.13	Technest Common Stock Warrant issued to Silicon Valley Bank dated August 4, 2006.	8-K	August 14, 2006	4.1
4.14	Registration Rights Agreement between Technest Holdings, Inc. and Silicon Valley Bank dated August 4, 2006.	8-K	August 14, 2006	4.2
4.15	Technest Common Stock Warrant issued to Crystal Research Associates LLC dated July 17, 2006.	10-KSB	October 13, 2006	4.15

4.16	Registration Rights Agreement between Technest Holdings, Inc. and Crystal Research Associates LLC dated July 17, 2006.	10-KSB	October 13, 2006	4.16

5.1	Opinion of Foley Hoag LLP	X

10.1	Securities Purchase Agreement between the registrant and Verdi Consulting dated February 8, 2005.	8-K	February 14, 2005	10.1
10.2	Form of 8% Promissory Note between the registrant and Garth LLC.	8-K	February 14, 2005	10.2
10.3	Exchange Agreement between the registrant and Garth LLC dated February 8, 2005.	8-K	February 14, 2005	10.3
10.4	Securities Purchase Agreement between the registrant and Garth LLC dated February 8, 2005.	8-K	February 14, 2005	10.4
10.5	Escrow Agreement between Markland Technologies, Inc. Technest Holdings, Inc. Genex Technologies, Inc., Jason Geng, and Wilmington Trust Company, dated February 14, 2005.	8-K	February 15, 2005	10.1
10.6	Form of Option to be granted under the 2004 Markland Stock Incentive Plan.	8-K	February 15, 2005	10.6
10.7	Stock Purchase Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated August 17, 2005.	8-K	August 18, 2005	10.1
10.8	Night Vision Electronic Sensors Directorate (NVESD) Omnibus Contract between E-OIR Measurement Inc., a subsidiary of EOIR and United States Army Night Vision and Electronic Sensors Directorate.	10-QSB	November 21, 2005	10.2
10.9	Stock Purchase Agreement by and between Markland and EOIR, dated June 30, 2004.	10-QSB	November 21, 2005	10.3
10.10	Form of Promissory Note made by EOIR Technologies, Inc. and dated June 29, 2004.	10-QSB	November 21, 2005	10.4
10.11	Security Agreement by and between EOIR and sellers of EOIR stock, dated June 30, 2004.	10-QSB	November 21, 2005	10.5

10.12	Pledge and Security Agreement, by and between Markland, EOIR and the Sellers thereon, dated June 29, 2004	10-QSB	November 21, 2005	10.6
10.13	Lease Agreement between Branch Banking and Trust Company of Virginia and E-OIR Technologies, dated May 31, 2002	10-QSB	February 21, 2006	10.1
10.14	First Amendment to Lease by and between Branch Banking and Trust Company of Virginia and E-OIR Technologies, Inc. dated October 1, 2005	10-QSB	February 21, 2006	10.2
10.15	Jackson Square Office Park Deed of Lease by and between LJ Holding, L.C. and E-OIR Technologies, Inc., dated September 22, 2004	10-QSB	February 21, 2006	10.3
10.16	Deed of Commercial Office Lease Agreement between BDC Spotsylvania LLC and E-OIR Technologies, Inc., dated May 16, 2005	10-QSB	February 21, 2006	10.4
10.17	First Amendment to Deed of Commercial Office Lease Agreement between BDC Spotsylvania LLC and E-OIR Technologies, Inc. dated September 29, 2005	10-QSB	February 21, 2006	10.5
10.18	Lease between Paul J Kingston, Trustee of M.P.A. Realty Trust, and Technest Holdings, Inc., dated December 31, 2005	10-QSB	February 21, 2006	10.6
10.19	Office Lease Agreement between Motor City Drive, LLC and Genex Technologies, Inc., dated December 20, 2005	10-QSB	February 21, 2006	10.7
10.20	Stockholders’ Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.1
10.21	License Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.2
10.22	Employment Agreement between Joseph P. Mackin and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.3

10.23	Employment Agreement between Gino M. Pereira and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.4
10.24	Form of Restricted Stock Agreement between Joseph P. Mackin and Technest Holdings, Inc.	8-K	March 17, 2006	10.5
10.25	Form of Restricted Stock Agreement between Gino M. Pereira and Technest Holdings, Inc.	8-K	March 17, 2006	10.6
10.26	Release and Indemnification Agreement between Robert Tarini and Technest Holdings, Inc. dated March 13, 2006.	8-K	March 17, 2006	10.7
10.27	Technest Holdings, Inc. 2006 Stock Award Plan.	8-K	March 17, 2006	10.8
10.28	Loan and Security Agreement for Term Loan among Silicon Valley Bank, Technest Holdings, Inc., E-OIR Technologies, Inc. and Genex Technologies, Inc. dated August 4, 2006.	8-K	August 14, 2006	10.1
10.29	Loan and Security Agreement for Working Capital Line of Credit among Silicon Valley Bank, Technest Holdings, Inc., E-OIR Technologies, Inc. and Genex Technologies, Inc. dated August 4, 2006.	8-K	August 14, 2006	10.2
10.30	Intellectual Property Security Agreement among Silicon Valley Bank, Technest Holdings, Inc., E-OIR Technologies, Inc. and Genex Technologies, Inc. dated August 4, 2006.	8-K	August 14, 2006	10.3
10.31	Unconditional Guaranty by Markland Technologies, Inc. dated August 4, 2006.	8-K	August 14, 2006	10.4
10.32	Stock Pledge Agreement between Markland Technologies, Inc. and Silicon Valley Bank dated August 4, 2006.	8-K	August 14, 2006	10.5
10.33	Agreement relating to Certain Promissory Notes between Technest Holdings, Inc. and Joseph P. Mackin dated August 4, 2006.	8-K	August 14, 2006	10.6
10.34	First Allonge to Promissory Note of Joseph P. Mackin dated August 4, 2006.	8-K	August 14, 2006	10.7
10.35	Restricted Stock Grant Agreement between Technest Holdings, Inc. and Joseph P. Mackin dated August 4, 2006.	8-K	August 14, 2006	10.8

10.36	Indemnification Agreement between Technest Holdings, Inc. and Markland Technologies, Inc. dated September 1, 2006.		10-KSB	October 13, 2006	10.36
10.37	Office Lease Agreement Amendment No. 1 by and among Genex Technologies, Incorporated, Technest Holdings, Inc. and Motor City Drive, LLC dated as of November 1, 2006		10-QSB	February 14, 2007	10.1
10.38	Asset Contribution Agreement between Technest Holdings, Inc. and Genex Technologies Incorporated dated November 1, 2006.		10-QSB	February 14, 2007	10.2
16.1	Letter from Sherb & Co.		8-K/A	August 25, 2005	16.1
21.1	List of the Subsidiaries of Technest Holdings, Inc.		10-KSB	October 13, 2006	21.1
23.1	Consent of Foley Hoag LLP	*
23.2	Consent of Wolf & Company, PC	**
23.3	Consent of Wolf & Company, PC	**
23.4	Consent of Wolf & Company, PC	**
23.5	Consent of Wolf & Company, PC	**
23.6	Consent of Sherb & Co.	**
24.1	Power of Attorney (contained on the signature page to the original filing and Amendment no. 1)

* Included in Exhibit 5.1.
** Previously filed with Amendment no. 1 to this registration statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, in the City of Boston, Commonwealth of Massachusetts, on April 11, 2007.

TECHNEST HOLDIINGS, INC.

By: /s/ Gino Miguel Pereira
Gino Miguel Pereira
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment no. 2 to the registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

* Joseph P. Mackin	Chief Executive Officer, President and Chairman of the Board of Directors	April 11, 2007

/s/ Gino Miguel Pereira Gino Miguel Pereira	Chief Financial Officer, Principal Accounting Officer and Director	April 11, 2007

* Darlene M. Deptula-Hicks	Director	April 11, 2007

* David R. Gust	Director	April 11, 2007

* Robert Doto	Director	April 11, 2007

By Power of Attorney

*By: /s/ Gino Miguel Pereira Gino Miguel Pereira
As Attorney-in-Fact